Exhibit 10.7

EXECUTION VERSION

ISDA®

International Swaps and Derivatives Association, Inc.

SCHEDULE

to the

2002 Master Agreement

dated as of May 19, 2023

between

BANK OF MONTREAL ("Party A")	and	FUELCELL ENERGY OPCO FINANCE 1, LLC ("Party B")

established as a bank under the laws of Canada		established as a limited liability company under the laws of the State of Delaware

Part 1. Termination Provisions

(a)	Specified Entity. "Specified Entity" means in relation to Party A for the purpose of:

Section 5(a)(v),	Not Applicable.
Section 5(a)(vi),	Not Applicable.
Section 5(a)(vii),	Not Applicable.
Section 5(b)(v),	Not Applicable.

and in relation to Party B for the purpose of:

Section 5(a)(v),	Not Applicable.
Section 5(a)(vi),	Not Applicable.
Section 5(a)(vii),	Not Applicable.
Section 5(b)(v),	Not Applicable.

(b)	"Specified Transaction" shall have the meaning specified in Section 14 of this Agreement.

(c)	The "Cross Default" provisions of Section 5(a)(vi) will apply to Party A and shall apply to Party B, provided that (i) in line 7 of Section 5(a)(vi) the words ", or becoming capable at such time of being declared," are deleted. In addition, the following language shall be added to the end of Section 5(a)(vi): "Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within two Local Business Days of such party's receipt of written notice of its failure to pay."

"Specified Indebtedness" will have the meaning specified in Section 14 of this Agreement, but it will not include (i) indebtedness in respect of deposits received in the ordinary course of a party's banking business or (ii) any payment not made because of an intervening change in law making such payment illegal, a force majeure or an act of state, provided that the party had available sufficient funds to make such payment at the time of non-payment.

"Threshold Amount" means (i) with respect to Party A, an amount equal to 3% (three per cent) of the total shareholders' equity of Party A (as stated in the most recently published annual audited financial statements of Party A), and (ii) with respect to Party B, $2,000,000.

(d)	The "Credit Event Upon Merger" provisions of Section 5(b)(v) will apply to both Party A and Party B. For the avoidance of doubt, no event or combination thereof permitted by the Financing Agreement shall constitute a Credit Event Upon Merger hereunder with respect to Party B.

(e)	The "Automatic Early Termination" provisions of Section 6(a) will not apply to Party A or Party B.

(f)	"Termination Currency" will be United States Dollars.

(g)	"Additional Termination Event" will apply. The following will each constitute an Additional Termination Event with regard to Party B:

(1) Party B's obligations to Party A arising under or in respect of this Agreement shall at any time cease to be secured and/or guaranteed equally and ratably on a pari passu basis with the principal and interest of the Loans in the manner described in the Financing Agreement as of the date of this Agreement or the date of a Qualifying Refinance;

(2) except as permitted under the Security Agreements, all or substantially all of the Collateral securing or purporting to secure Party B's obligations under this Agreement shall be released from the security interest or lien granted under the Security Agreements;

(3) if a Mandatory Prepayment occurs under the Financing Agreement, then an Additional Termination Event shall be deemed to have occurred hereunder with respect to a portion of each outstanding Transaction equal to the Reduction Amount. For purposes hereof, the term "Reduction Amount" shall mean, with respect to each Transaction hereunder, an amount equal to the product of (x) the Notional Amount of such Transaction, multiplied by (y) the Reduction Percentage. The term "Reduction Percentage" shall mean the quotient of (x) the amount of Term Loans being reduced as a result of the related Mandatory Prepayment under the Financing Agreement, divided by (y) the outstanding principal balance of the Term Loans immediately prior to such Mandatory Prepayment, expressed as a percentage;

(4) the Loans made pursuant to the Financing Agreement are cancelled, terminated, repaid or prepaid in full on or prior to their scheduled maturity date and the commitments thereunder are cancelled in accordance with its terms, other than (i) when such cancellation, termination, repayment or prepayment in full occurs as a consequence of any refinancing or replacement financing agreed between the parties thereto, and (ii) Party A or any Affiliate of Party A is a party to such refinancing or replacement financing (a refinancing or replacement that satisfies both such conditions, a "Qualifying Refinance"); or

(5) neither Party A nor an Affiliate thereof is a lender under the Financing Agreement

In each of the above Additional Termination Events, Party B shall be the Affected Party and each Transaction shall be an Affected Transaction; provided however that with respect to Part 1(g)(3) above, (A) Party A will, acting commercially reasonably, determine whether the Notional Amount of any Affected Transaction should be reset and in what manner, and to the extent that Party A determines the Notional Amount should be reset then, with effect from the Early Termination Date, the Notional Amount will be reset by Party A in the manner determined and Party A will notify Party B of the notional amount as reset in accordance with this provision (the "Reset Notional Amount"); (B) the Reset Notional Amount shall be used for the purposes of calculating any amount that becomes payable under Section 2(a)(i) under any subsequent Affected Transaction; and (C) for the purposes of Section 6(c)(ii) and Section 6(e), "Terminated Transaction" will mean, in respect of an Affected Transaction, a Transaction on the same terms as the Affected Transaction, save that the notional amount of that Transaction shall be an amount determined by Party A to reflect the difference between the Notional Amount prior to the operation of (A) above and the Reset Notional Amount.

Part 2. Tax Representations

(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B each makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(1) or 3(g) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the following representations:

(i)	The following representation will apply to Party A and Party B except for Transactions in respect of which (i) the Specified Jurisdiction of Party A is the , same as the Specified Jurisdiction of Party B, or (ii) there is no Specified Treaty:

It is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction.

"Specified Treaty'' means, with respect to Party A as Payee, the income tax convention between Canada and the United States of America.

"Specified Treaty'' means, with respect to Party B as Payee, (i) if Party A is acting through its Chicago Office in respect of the relevant Transaction, not applicable or (ii) if Party A is acting through its Toronto Office in respect of a Transaction, the income tax convention between the United States of America and the country in which the Office through which Party A is acting for the purpose of the Transaction is located.

"Specified Jurisdiction" means, with respect to Party A as Payee, the United States of America.

"Specified Jurisdiction" means, with respect to Party B as Payee, either (i) if Party A is acting through its Chicago Office in respect of a Transaction, the United States of America or (ii) if Party A is acting through its Toronto Office in respect of a Transaction, the country in which the Office through which Party A is acting for the purpose of the Transaction is located.

(ii)	The following representation will apply to Party A when Party A is acting through its Chicago Office and will not apply to Party B:

Each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States of America.

(iii)	The following representation will not apply to Party A and will apply to Party B:

It has been duly incorporated, created or organized under the laws of the United States of America or of any State of the United States of America, and it is validly existing under those laws.

(c)	Foreign Account Tax Compliance Act. "Tax" as used in Part 2(a) of this Schedule (Payer Tax Representation) and "Indemnifiable Tax" as defined in Section 14 of this Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a "FATCA Withholding Tax"). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of this Agreement.

Part 3. Agreement to Deliver Documents

Each party agrees to deliver the following documents as applicable:

(a)	For the purposes of Section 4(a)(i), tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
Party A	The following correct, complete and executed U.S. Internal Revenue Service Forms: (i) Form W-SECI (and any successor thereto), with respect to Transactions entered into by Party A's Chicago Office and (ii) Form W-SBEN-E (and any successor thereto), with respect to Transactions entered into by Party A's Toronto Office.	(i) Upon execution of this Agreement, (ii) promptly upon reasonable demand by the other party and (iii) promptly upon learning that any such form previously provided by the party has become obsolete or incorrect.
Party B	A correct, complete and executed U.S. Internal Revenue Service Form W-9, or any successor thereto, and appropriate attachments.	(i) Upon execution of this Agreement, (ii) promptly upon reasonable demand by the other party and (iii) promptly upon learning that any such form previously provided by the party has be come obsolete or incorrect.

(b)	For the purposes of Section 4 (a)(ii), other documents to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by 3(d) representation?
Party A and Party B	A certificate (or, if available, its current authorized signature book) specifying the names, title and specimen signatures of the persons authorized to execute this Agreement, each Confirmation with respect to any Transaction hereunder, and each Credit Support Document (as applicable) on its behalf or on behalf of its Credit Support Provider, as the case may be.	Upon execution and delivery of this Agreement, and upon demand	Yes.
Party B	Certified copies of all corporate authorizations with this respect to the execution, delivery and performance of this Agreement and each Credit Support Document.	Upon execution and delivery of this Agreement.	Yes.
Party B	A copy of the quarterly financial statements required to be delivered pursuant to the Financing Agreement or any Qualifying Refinance, or otherwise, as required as per the relevant agreement last in effect	At the time required to be delivered by the Financing Agreement(and, if the Financing Agreement is no longer in effect, pursuant to a Qualifying Refinance or otherwise, when required to be delivered at the time the relevant agreement as last in effect).	Yes.

Party B	A copy of the annual financial statements required to be delivered by Party B pursuant to the Financing Agreement or any Qualifying Refinance, or otherwise, as required as per the relevant agreement last in effect.	At the time required to be delivered by the Financing Agreement(and, if the Financing Agreement is no longer in effect, pursuant to a Qualifying Refinance or otherwise, when required to be delivered at the time the relevant agreement as last in effect).	Yes.
Party A	A copy of its most recently available annual reports containing audited financial statements for the most recently ended fiscal year certified by independent public accountants as fairly presenting its financial condition and results of operations for and as at the close of such fiscal year.	Upon request, if not available on Investor Relations | BMO Financial Group	No
Party B	A copy of each Credit Support Document (and any amendment or supplement thereto) duly executed by it or its Credit Support Provider (as applicable).	Upon execution and delivery of this Agreement.	Yes.

Section 3(d) of the Agreement is hereby amended by the addition of the following in the third line thereof after the word "respect" and before the period:

"or, in the case of audited or unaudited financial statements, is a fair presentation of the financial condition of the relevant party in accordance with generally accepted accounting principles as of the dates of such statements."

Part 4. Miscellaneous

(a)	Addresses for Notices. For the purpose of Section 12(a):

(i)	Address for notices or communications to Party A (other than notices for the purposes of Section 5 or 6 of this Agreement) shall be sent to the address or facsimile number specified below:

With respect to Transactions, excluding FX Transactions and Currency Option Transactions:

Address:	Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, Ontario M4W 1A5

Canada

Attention:	Manager, Derivatives Operations
Facsimile:	(416) 552-7904
Telephone:	(416) 552-4177

With respect to FX Transactions and Currency Option Transactions:

Address:	FX/MM Operations

800 Rue De La Gauchetiere Quest, Suite 5600

Montreal, Quebec H5A 1KB

Canada

Attention:	Manager, FX Operations
Facsimile:	(514) 877-2223
Telephone:	(514) 877-2203/1245
SWIFT ID No:	BOFMCAT2FXM

Any other notice sent to Party A (including without limitation, any notice in connection with Section 5, 6 or 9(b)) shall be copied to the following address:

Address:	Bank of Montreal
100 King Street West, 20th Floor Toronto, Ontario M5X 1A1 Canada

	Attention:	Associate General Counsel & Managing Director, Derivatives Legal Group
	Facsimile:	(416) 956-2318

(ii)	Address for notices or communications to Party B:

Address:	FuelCell Energy Opco Finance 1, LLC

3 Great Pasture Rd

Danbury, CT 06810

Attention:	Brian Domitz
Telephone No:	203-825-6069
Facsimile No.:	203-825-6069
Email:	bdomitz@fce.com

(For all purposes)

(b)	Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: its office at 151 W 42nd St., New York, NY 10036

Party B appoints as its Process Agent: Not Applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purposes of Section 10(b) of this Agreement:

Party A is a Multibranch Party and, for purposes of this Agreement and each Transaction entered into pursuant hereto, may act through its Chicago and Toronto Offices.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A unless an Event of Default has occurred and is continuing with respect to Party A. in which case Party B may appoint a third party to act as Calculation Agent for so long as such Event of Default is continuing.

(f)	Credit Support Document.

Credit Support Document means in relation to Party A: Not Applicable.

Credit Support Document means in relation to Party B:	Each Security Agreement, as defined in the Financing Agreement, and each other document which by its terms secures, guarantees or otherwise supports Party B's obligations hereunder (whether or not this Agreement is specifically referenced or described therein), as such document may be amended, supplemented, restated or replaced from time to time.

(g)	Credit Support Provider.

Credit Support Provider means in relation to Party A: Not Applicable

Credit Support Provider means in relation to Party B: Not Applicable.

(h)	Governing Law. This Agreement and each Transaction entered into hereunder will be governed by and construed in accordance with the law of the State of New York without reference to its choice of law doctrine.

(i)	Jurisdiction. Section 13(b) is hereby deleted in its entirety and replaced with the following:

(b)	Jurisdiction. With respect to any suit, action or proceedings relating to any dispute arising out of or in connection with this Agreement ("Proceedings"), each party irrevocably:-

(i)	submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City (provided that nothing in this provision shall prohibit a party from bringing an action to enforce a money judgment in any other jurisdiction); and

(ii)	waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

(j)	Netting of Payments. With effect from the date of this Agreement, "Multiple Transaction Payment Netting" will not apply for the purpose of Section 2(c) of this Agreement; provided, that Party A and Party B may agree from time to time that "Multiple Transaction Payment Netting" will apply to specific Transactions.

(k)	Affiliate. Affiliate will have the meaning specified in Section 14.

(I)	Absence of Litigation. For the purpose of Section 3(c):

Specified Entity means in relation to Party A: Not Applicable.

Specified Entity means in relation to Party B: Not Applicable.

(m)	No Agency. The provisions of Section 3(g) will apply to this Agreement.

(n)	Additional Representation will apply. For the purpose of Section 3 of this Agreement, the following will constitute an Additional Representation:

(i)	Relationship between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(1)	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. II is not relying on any recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or any recommendation to enter into that Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(2)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(3)	Status of Parties. The other party is not acting as a fiduciary for or an advisor to it in respect of that Transaction.

(ii)	Eligible Contract Participant. Each party shall be deemed to represent to the other party on the date on which it enters into a Transaction that it is, and its Credit Support Provider is, an "eligible contract participant" within the meaning of the Commodity Exchange Act and the rules, regulations and interpretations of the Commodity Futures Trading Commission.

(o)	Recording of Conversations. Each Party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, with or without the use of a warning tone, (ii) acknowledges its responsibility to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law and subject to authentication, that recordings may be submitted in evidence in any proceedings involving a dispute under this Agreement.

Part 5. Other Provisions

(a)	Defined Terms. In this Agreement:

"Financing Agreement" means that certain Financing Agreement dated as of May 19, 2023 by and among FUELCELL ENERGY OPCO FINANCE 1, LLC, as Borrower, the Several Lenders from time to time party thereto, INVESTEC BANK PLC, as Administrative Agent, INVESTEC BANK PLC, as Collateral Agent, and the L/C Issuers from time to time party thereto, as the same may be and may have been amended and/or amended and restated.

"Security Agreements" has the meaning set forth in the Financing Agreement

All other capitalized terms used herein but not defined in or pursuant to this Agreement shall have the meaning given to them in the Financing Agreement.

(b)	ISDA Definitions. This Agreement is subject to the 2006 ISDA Definitions (the "2006 Definitions") published by the International Swaps and Derivatives Association, Inc. ("ISDA"), as amended and supplemented from time to time. The 1998 FX and Currency Option Definitions (the "FX and Currency Option Definitions"), published by ISDA, et. al., as amended and supplemented from time to time, are hereby incorporated by reference with respect to any "FX Transactions" and "Currency Option Transactions," as defined by the FX and Currency Option Definitions. The 2005 ISDA Commodity Definitions (the "Commodity Definitions" and, together with the 2006 Definitions and the FX and Currency Option Definitions, the "Definitions"), as published by ISDA, as amended and supplemented from time to time, are hereby incorporated by reference with respect to each Transaction which is a commodity swap, commodity option, commodity swaption or commodity cap, collar or floor (each a "Commodity Transaction"). In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Agreement or the Definitions, such Confirmation will prevail for the purposes of the relevant Transaction.

(c)	Bankruptcy Code. The parties hereto intend that this Agreement shall be a "swap agreement" for purposes of 11 U.S.C. §101(53B), or any successor provisions.

(d)	Escrow. If by reason of the time difference between the cities in which payments are to be made or otherwise, it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2:00 p.m. (local time at the place for the earlier payment) on that date with an escrow agent selected by the party giving the notice and reasonably acceptable to the other party, accompanied by irrevocable payment instructions (a) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (b) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements and shall cause those arrangements to provide that the intended recipient of the payment due to be deposited first shall be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11:00 a.m. local time on that day) if that payment is not released by 5:00 p.m. local time on the date it is deposited for any reason other than the intended recipient's failure to make the escrow deposit it is required to make hereunder in a timely fashion.

(e)	2002 Master Agreement Protocol. The parties agree that with effect from the date of this Agreement the terms of each Annex to the 2002 Master Agreement Protocol published by the International Swaps and Derivatives Association, Inc. (the "Master Agreement Protocol") shall apply to this Agreement as if the parties had adhered to the Master Agreement Protocol without amendment.

(f)	Protocol Covered Agreement. If both parties hereto have adhered to the ISDA August 2012 OF Protocol Agreement, as published on August 13, 2012 by the International Swaps and Derivatives Association, Inc. and/or the ISDA March 2013 OF Protocol Agreement, as published on March 22, 2013 by the International Swaps and Derivatives Association, Inc. (each a "Protocol Agreement") and have delivered "Matched Questionnaires" (as defined in the applicable Protocol Agreement), then this Agreement shall be supplemented to the same extent as if it were a "Matched PCA" under the applicable Protocol Agreement.

(g)	Canadian Resolution Stay Protocol. With respect to this Agreement, each party agrees to the application of subsections 39.15(7.1) to (7.104) and (7.11) of the Canada Deposit Insurance Corporation Act, RSC, 1985, c. C-3 in relation to the actions that the parties may take.

(h)	Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement; provided that this severability provision shall not be applicable if any provision of Section 1(c), 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) is held to be invalid or unenforceable

(i)	WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO HAVE A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY CREDIT SUPPORT DOCUMENT. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY OR ANY CREDIT SUPPORT PROVIDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND PROVIDE FOR ANY CREDIT SUPPORT DOCUMENT, AS APPLICABLE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(j)	LIMITATION OF LIABILITY. NO PARTY SHALL BE REQUIRED TO PAY OR BE LIABLE FOR SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES (WHETHER OR NOT ARISING FROM ITS NEGLIGENCE) TO ANY OTHER PARTY; PROVIDED, HOWEVER, THAT NOTHING IN THIS PROVISION SHALL AFFECT THE ENFORCEABILITY OF SECTION 6(e) OF THIS AGREEMENT OR THE OBLIGATION TO PAY ANY AMOUNT REQUIRED PURSUANT TO SECTION 6(e) OR ANY OTHER PROVISION OF THIS AGREEMENT.

(k)	Notices. The first paragraph of Section 12(a) of this Agreement shall be deleted in its entirety and replaced with the following:

"Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner described below to the address or number or in accordance with the electronic messaging system or e-mail details provided (either in the Schedule or as further provided by one party to the other party) and will be deemed effective as indicated:-"

(I)	Additional Modifications to the Agreement. This Agreement shall be modified as follows: (i) Section 1(b) shall be amended by inserting the words "fully executed and delivered or otherwise accepted" between the words "any" and "Confirmation" in line 3; and (ii) Section 2(d)(i)(4)(B) is amended by deleting "Section 3(f)" in the first line thereof and inserting "Sections 3(f) and/or 3(g)" in lieu thereof.

(m)	Conflict or Inconsistency with Financing Agreement. Insofar as any provisions of the Financing Agreement incorporated herein conflict with or are inconsistent with any terms, covenants or conditions in this Agreement, the provisions of this Agreement shall prevail with respect to the subject matter hereof to the extent of the conflict or inconsistency, provided that the non-inclusion of a provision in either document shall not constitute a conflict or inconsistency for the purposes of this provision.

(n)	Change in Tax Law. The definition of Change in Tax Law in Section 14 of the Agreement is replaced with the following:

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs after the parties enter into the relevant Transaction and, in the case of the laws of Canada or any political subdivision thereof, the public announcement or issuance by a relevant governmental authority of draft legislation, a notice of ways and means motion or a similar document that occurs on or after the date on which the parties enter into the relevant Transaction."

(o)	Confirmations. With respect to each Transaction governed by this Agreement, Party A will, on or promptly after the relevant trade date, send Party B a Confirmation confirming the terms of such Transaction (which Confirmation may be sent by mail, facsimile, electronic messaging system, email or other electronic means (all of which are effective means of delivery by Party A irrespective of the form of delivery used by Party B to confirm the terms of such Transaction)). Upon receipt thereof, Party B shall examine the terms of the Confirmation and shall return to Party A a signed copy or request any corrections therein, in each case within two (2) Local Business Days after Party B's receipt of the Confirmation. Party B's failure to return to Party A the signed Confirmation or to request any corrections therein, in each case within two (2) Local Business Days after Party B's receipt of the Confirmation, shall be deemed an affirmation and acceptance by Party B of the terms of such Confirmation absent demonstrable error and shall be sufficient for all purposes to evidence a binding supplement to this Agreement notwithstanding Section 9(e)(ii) of this Agreement.

(p)	Conditions Precedent. For the avoidance of doubt, Section 2(a)(iii) of this Agreement applies to each obligation of each party under Section 2(a)(i) of this Agreement, after the application of Section 2(c) of this Agreement.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

BANK OF MONTREAL		FUELCELL ENERGY OPCO FINANCE 1, LLC

By:	/s/ Steffanie Willis	By:	/s/ Michael Bishop
Name: Steffanie Willis		Name: Michael Bishop
Title: Associate General Counsel & Managing Director		Title: EVP & CFO FuelCell Energy, Inc.
Date: May 19, 2023		Date: 5/19/23